UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

Synergy Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-131722	20-3823853
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On October 6, 2009, the Board of Directors of Synergy Pharmaceuticals, Inc. (the “Company”) appointed Dr. Alan F. Joslyn as a director of the Company.  In addition, the Board of Directors appointed Dr. Joslyn Chairman of the Company’s Corporate Governance/Nominating Committee.

Dr. Joslyn is currently the Chief Executive Officer of Edusa Pharmaceuticals, a privately held biotechnology company.  From 2007 to 2009, Dr. Joslyn served as President and Chief Executive Officer of Mt. Cook Pharma, and as Senior Vice President of Research & Development at Penwest Pharmaceuticals from 2004 to 2007.  From 1995 to 2004, Dr. Joslyn held a number of leadership positions within Johnson & Johnson focusing on development of gastroenterology products including Propulsid®, Motilium®, Aciphex® and prucalopride.  Dr. Joslyn received his B.S. in medicinal chemistry, B.A. in biology and Ph.D. in biochemical pharmacology from the State University of New York at Buffalo.

Item 9.01.                                          Financial Statements and Exhibits.

(d)         Exhibits.

99.1                           Press Release of Synergy Pharmaceuticals, Inc. dated October 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 8, 2009

SYNERGY PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer